Exhibit 3.5

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is NX UTILITIES, LLC

Second: The address of its registered office in the State of Delaware is

2711 Centerville Road, Suite 400                          in the City of Wilmington                        .

Zip code 19808                          . The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is

                                 .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 25th        day of October        , 2012.

By:	/s/ Jack A. Rosenbloom
Authorized Person (s)

Name:	Jack A. Rosenbloom

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is NX Utilities, LLC.
2.	The Registered Office of the limited liability company in the State of

Delaware is changed to 1209 Orange Street, in the City of

Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Ann Williams
Name:	Ann Williams
Print or Type
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is NX UTILITIES, LLC

                                                                                                                                                       .

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400

                                             (street), in the City of Wilmington                                                   ,

Zip Code 19808                    .The name of the Registered Agent at such address upon

whom process against this limited liability company may be served is

Corporation Service Company                                                                                                    .

By:	/s/ Jill Cilmi
Authorized Person

Name:	Jill Cilmi
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: NX Utilities, LLC .

2.	The Certificate of Formation of the limited liablility company is hereby amended as follows:

The name of the limited liability company is: QualTek Wireline LLC

3.	This change shall be effective January 1, 2020.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the   18th        day of   December         , A.D.2019.

By:	/s/ Christopher Scott Hisey
Authorized Person(s)

Name:	Christopher Scott Hisey
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:20 PM 12/29/2020
FILED 02:20 PM 12/29/2020
SR 20208783081 – File Number 5233069

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of the Limited Liability Company: QualTek Wireline LLC .

2.	The Certificate of Formation of the limited liablility company is hereby amended as follows:

An amendment to Article Fourth FOURTH: The place of business is: 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th        day of December         ,A.D.2020.

By:	/s/ Christopher Scott Hisey
Authorized Person (s)

Name:	Christopher Scott Hisey
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